Exhibit 99.1

Two Portfolio Companies of Keating Capital File for Proposed IPOs

  TrueCar files IPO registration statement to raise $125 million
  Zoosk files IPO registration statement to raise $100 million

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--April 17, 2014--Today Keating Capital, Inc. (the “Company”) (Nasdaq: KIPO), a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, notes that two of its portfolio companies, TrueCar and Zoosk, have filed registration statements with the U.S. Securities and Exchange Commission (“SEC”) for proposed IPOs.

TrueCar files for $125 million IPO

TrueCar, Inc., a negotiation-free car-buying platform, filed a registration statement on April 4, 2014, with the SEC to raise up to $125 million in an initial public offering. The Santa Monica, California-based company, which was founded in 2005 and booked $134 million in revenue for the year ended December 31, 2013, plans to list on Nasdaq under the ticker symbol TRUE. TrueCar initially filed confidentially on February 14, 2014. Goldman Sachs and J.P. Morgan are the joint bookrunners on the deal. No pricing terms were disclosed.

Keating Capital made a $3 million common stock investment in TrueCar on September 26, 2011.

Zoosk files for $100 million IPO

Zoosk, Inc., an online dating platform with 26 million members, filed a registration statement on April 16, 2014, with the SEC to raise up to $100 million in an initial public offering. The San Francisco, California-based company, which was founded in 2007 and booked $178 million in revenue for the year ended December 31, 2013, plans to list on the NYSE under the ticker symbol ZSK. BofA Merrill Lynch, Citi and RBC Capital Markets are the joint bookrunners on the deal. No pricing terms were disclosed.

Keating Capital made a $3 million investment in the Series E Convertible Preferred stock of Zoosk on January 27, 2012.

Registration statements relating to these securities being offered in the proposed IPOs have been filed with the SEC but have not yet become effective. Accordingly, Keating Capital can give no assurances that either TrueCar or Zoosk will complete an IPO, and even if completed, when it may be completed and the total amount raised, or at what price and under what terms.

About Keating Capital, Inc.

Keating Capital (www.keatingcapital.com) is a closed-end fund (regulated as a business development company under the Investment Company Act of 1940) that specializes in making pre-IPO investments in emerging growth companies that are committed to and capable of becoming public. Keating Capital provides investors with the ability to participate in a publicly traded fund that allows its stockholders to share in the potential value accretion that Keating Capital believes typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

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FOR IMMEDIATE RELEASE

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Third Party Websites

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CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com